Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 30, 2021, among the entities listed in Schedule I hereto (each a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each a subsidiary of Aramark Services, Inc., a Delaware corporation (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer, the Parent Guarantor and the other Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 22, 2017, as supplemented by that first supplemental indenture, dated as of February 9, 2018 (collectively, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 5.000% Senior Notes due 2025 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:
(a)Along with all other Guarantors, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(i) the principal of, interest and premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii)    in case of any extension of time of payment or renewal of any Notes or of any such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiaries shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(b)The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
(c)The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.
(d)This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
(e)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiaries), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(f)Each Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(g)As between the Guaranteeing Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Guarantee.
(h)Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.
(i)Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.
(j)This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(l)This Guarantee shall be a general unsecured senior obligation of such Guaranteeing Subsidiary, ranking pari passu with any other future Senior Indebtedness of such Guaranteeing Subsidiary, if any.
(m)Each payment to be made by the Guaranteeing Subsidiaries in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(3)Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)Merger, Consolidation or Sale of All or Substantially All Assets.
(a)Except as otherwise provided in Section 5.01(c) of the Indenture, each Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or such Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
(i)     (A) such Guaranteeing Subsidiary is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guaranteeing Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guaranteeing Subsidiary, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guaranteeing Subsidiary or such Person, as the case may be, being herein called the “Successor Person”);
(B)the Successor Person, if other than such Guaranteeing Subsidiary, expressly assumes all the obligations of such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
(C)immediately after such transaction, no Default exists; and
(D)the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or
(ii) the transaction is made in compliance with Section 4.10 of the Indenture;
(b)Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guaranteeing Subsidiary under the Indenture and such Guaranteeing Subsidiary’s Guarantee. Notwithstanding the foregoing, such Guaranteeing Subsidiary may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

(5)Releases. The Guarantee of each Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by such Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of such Guaranteeing Subsidiary’s Guarantee, upon:
(a) (i) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guaranteeing Subsidiary (including any sale, exchange or transfer), after which such Guaranteeing Subsidiary is no longer a Restricted Subsidiary or all or substantially all the assets of such Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;
(ii)the release or discharge of the guarantee by such Guaranteeing Subsidiary of the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;
(iii)the proper designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary; or
(iv)the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and
(b)such Guaranteeing Subsidiary delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
(6)No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiaries shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiaries) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(7)Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(8)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and Adobe Sign or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. Anything in this Supplemental Indenture or the Notes to the contrary notwithstanding, each party agrees that for the purposes of the transactions contemplated by this Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture or the Notes (including the Notes and amendments, supplements, waivers, consents and other modifications, Officers’ Certificates, Issuer

Orders and Opinions of Counsel) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform, such as DocuSign, or by digital signature, such as Adobe Sign, (or any other electronic process or digital signature provider as specified in writing to the Trustee and agreed to by the Trustee in its sole discretion), and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.
(9)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(10)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary.
(11)Subrogation. Each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by such Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.
(12)Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(13)Successors. All agreements of the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind their Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ALCATRAZ HOSPITALITY, LLC
CLIFF HOUSE HOSPITALITY, LLC
CRATER LAKE HOSPITALITY, LLC
GLEN CANYON RAFTING HOSPITALITY, LLC
LIBERTY ISLANDS HOSPITALITY, LLC
MUIR WOODS HOSPITALITY, LLC
NATIONAL MALL HOSPITALITY, LLC
NORTH RIM HOSPITALITY, LLC
OLYMPIC PENINSULA HOSPITALITY, LLC
RUSHMORE HOSPITALITY, LLC
SOUTH RIM HOSPITALITY, LLC
WILDERNESS RIVER ADVENTURES, LLC

by Aramark Sports and Entertainment Services, LLC, its sole member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

ARAMARK EQUIPMENT, LLC
by Aramark Qualified Opportunity Fund, LLC, its managing member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

ARAMARK PERSONNEL SERVICES, LLC
by Aramark Processing, LLC, its sole member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

[Signature Page to 2025 Dollar Notes Supplemental Indenture]

ARAMARK TECHNICAL SERVICES OF NEW YORK, LLC
by Aramark Construction and Energy Service, LLC, its sole member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

ARAMARK UNIFORM SERVICES (SUPPLY CHAIN), LLC
by Aramark Uniform & Career Apparel, LLC, its sole member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

GOOD UNCLE SERVICES, LLC
EVERSAFE SERVICES, LLC
by Aramark Services, Inc., its sole member

By:	/s/ JAMES J. TARANGELO
Name:	James J. Tarangelo
Title:	Treasurer

[Signature Page to 2025 Dollar Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
by Aramark Services, Inc., its sole member

By:	/s/ LESLIE MORALES
Name:	Leslie Morales
Title:	Vice President

[Signature Page to 2025 Dollar Notes Supplemental Indenture]

Schedule I
Guaranteeing Subsidiaries

	Entity Name	Jurisdiction
1.	Olympic Peninsula Hospitality, LLC	Delaware
2.	Rushmore Hospitality, LLC	Delaware
3.	South Rim Hospitality, LLC	Delaware
4.	Muir Woods Hospitality, LLC	Delaware
5.	Aramark Personnel Services, LLC	Delaware
6.	Glen Canyon Rafting Hospitality, LLC	Delaware
7.	Crater Lake Hospitality, LLC	Delaware
8.	Alcatraz Hospitality, LLC	Delaware
9.	Wilderness River Adventures, LLC	Delaware
10.	North Rim Hospitality, LLC	Delaware
11.	Cliff House Hospitality, LLC	Delaware
12	Liberty Islands Hospitality, LLC	Delaware
13.	Good Uncle Services, LLC	Delaware
14.	Aramark Uniform Services (Supply Chain), LLC	Delaware
15.	Aramark Equipment, LLC	Delaware
16.	Aramark Technical Services of New York, LLC	Delaware
17.	EverSafe Services, LLC	Delaware
18.	National Mall Hospitality, LLC	Delaware